Exhibit 14

The Bank Holdings	Audit and Compliance Policies	Conflict of Interest & Ethics

Approved Board of Directors on November 5, 2003

Conflict of Interest/Code of Ethics Policy

I. BACKGROUND AND REGULATORY RISK ISSUES

Receiving or soliciting gifts to influence a financial transaction represents significant regulatory risk, is strictly prohibited, and may result in stiff penalties. The Bank Bribery Act of 1984 increased the urgency for financial institutions to educate all of their employees and members of the Board of Directors against participating in such transactions, by creating substantial penalties. The Bank Bribery Act and the adoption of Regulation O or the Financial Institutions Regulatory Act (FIRA) underscored the need for sufficient policy regarding proper director or employee/customer relationships. Improper director or employee/customer relationships may also result in negative market reaction or reputation risk.

A.  Major Policy Elements

1.               Guidelines for directors and employees to use “reasonable” standards regarding normal amenities that facilitate conducting business.

2.               Disclosure of business and other relationships that may result in conflicts of interest.

B.  Other Considerations

1.               Prevention of possible compromising situations through prior knowledge and proper handling.

2.               Preservation of respectability.

3.               See also Insider Trading and Confidentiality Policy and Employee Handbook.

II. STATEMENT OF NEED AND DEFINITION

The Board of Directors acknowledges the risk that conflicts of interest may arise in obtaining persons involved in the business and civic community to act as directors, senior officers, and employees of the bank. Because of such persons’ worth in attracting and maintaining business relationships, the Board feels it prudent to adopt a conflict of interest policy.

III. THE PURPOSE

In recognizing that excessive activities and gratuities and access to information may lead to conflicts of interest for employees, directors, and principal shareholders, the Company/Bank has developed this policy to recognize such positions and to prevent a loss of objectivity by requiring appropriate and trustworthy conduct.

IV. GENERAL OBJECTIVES OF THE CONFLICT OF INTEREST POLICY

The general objective of this policy is to require immediate disclosure of any potential conflict of interest and to prevent such a situation from arising. Adherence to this policy should prevent the development of improper relationships between financial institution directors, officers, employees, and the customers they serve.

V.  SPECIFIC GOALS

The specific goals of this policy are to:

A.           Establish a monetary limit on nominal gifts and gratuities.

B.             Describe situations in which possible conflicts of interest may occur and to require proper conduct of all employees and directors.

C.             Require reporting of conflicts to superiors and written disclosures of business interests.

VI.                                POLICY ELEMENTS

A.  Authority

The Board of Directors is ultimately responsible for establishing specific policies to address potential conflicts of interest for directors, senior officers, and employees of The Bank Holdings and The Bank Holdings/Nevada Security Bank. The authority to implement policy and related procedures has been assigned to the Chief Executive Officer.

Any action taken regarding inappropriate insider activities or a breach of the Company’s/Bank’s code of ethics will ultimately be reviewed and acted upon by the entire Board of Directors, after considering the facts, the seriousness of the conduct, and any potential breach of trust.

B.  Risk Management

In addressing conflicts of interest, the Board of Directors and senior management must be aware of the potential risks that arise from insider abuse and subsequent market reaction. In establishing a Conflict of Interest/Code of Ethics Policy, the Board has evaluated various related risks; these risks, and their related management techniques, include:

1.              Compliance Risk. Maintaining legal compliance with various appropriate regulations as well as compliance with the organization’s Code of Ethics.

2.              Reputation Risk. Developing and retaining marketplace confidence in handling customers’ financial transactions in an appropriate manner as well as protecting the safety and soundness of the institution.

C.  Definitions

For the purposes of this policy, the following definitions apply:

1.              Officer or Employee. A part-time or full-time salaried officer or employee of The Bank Holdings/Nevada Security Bank

2.              Gift. May include cash or property, special discounts, price concessions, special personal items, special personal entertainment (other than of a normal social nature), special personal services, gratuitous personal services, personal favors, or special dispensations of any kind that could be attributed to the recipient’s position or responsibilities with The Bank Holdings/Nevada Security Bank

3.              Immediate Family. Spouse, minor child, and/or other dependent of the officer, employee, or director

For definitions of company, control of a company or bank, and principal shareholder and/or related interest, refer to 12 CFR 215, Regulation O.

D. Policy Statement

Due to the increased number of financial institution failures resulting from self-dealing, fraud, and misconduct of directors, management, and employees, the Board of Directors of The Bank Holdings/Nevada Security Bank intends to hold its employees and directors to this strict code of ethics and to require reporting of conflicts of interest. Individuals associated with this Company/Bank have a primary responsibility to uphold the standards of this Company/Bank.

Failure to comply with all policies herein described may result in the termination of employment or directorship.

All employees, directors and representatives of The Bank Holdings/Nevada Security Bank are required to act in a responsible and respectable manner and to remain free of influences that may result in the loss of objectivity regarding business conducted with Company/Bank customers or with the Company/Bank itself. Each employee and director must disclose and avoid any interests or activities involving another organization or individual that may result in a conflict of interest between The Bank Holdings/Nevada Security Bank and that organization or individual.

While this policy does not intend to interfere with the personal lives of employees, directors and representatives, it requires those persons to recognize situations where conflicts of interest may arise and to avoid them when possible. If these situations cannot be avoided, they must be reported immediately as provided in this policy. Subsequently, the employee, director or representative should remove himself or herself from any compromising situations, whether it involves advising the other person or entity or approving or voting on extensions of credit.

E.  Confidential Information

All employees and directors must acknowledge that all information concerning Company/Bank, customer, depositor, and director information is considered confidential and is to be used for Company/Bank purposes only. The use of such information for personal, family, or other gain is unethical and illegal under securities rulings and federal statutes.  Information regarding any business conducted cannot be disclosed to outside individuals (unless authorized by the Company/Bank or its customer, etc.) and may not be used for personal gain.

Use of confidential information for other than The Bank Holdings’/Nevada Security Bank’s business purposes may result in disclosure of insider information. Insider information is defined as information of a material nature to affect the price of stock involved. Insider information may not be used to purchase, trade, or solicit securities until that information is available to the general public.

The use of confidential information received by either the investment or loan divisions may not be provided to other departments for investment of discretionary funds or advice to customers and vice versa. Any transfers of information regarding customer accounts must be strictly information that is available to the public.

In addition, all published information (both for internal and external use), developed programs, equipment, etc. are the property of The Bank Holdings/Nevada Security Bank and are reserved for use by employees and directors of The Bank Holdings/Nevada Security Bank. Use of these materials for any other purpose may constitute copyright infringement and theft.

See also Insider Trading and Confidentiality Policy and the Employee Handbook.

F.  Gifts and Entertainment

Employees and directors of The Bank Holdings/Nevada Security Bank are not to solicit gifts from prospective or current customers, associates, or any other individual or business. Any gifts received shall be of nominal value. Nominal value is considered to be anything below $100. Cash gifts are prohibited.  No gifts shall be accepted from customers, suppliers, or others who have contact with the Company/Bank where such gifts are intended or may be construed to result in favorable treatment being given the donor.  Acceptance of gifts of $100 or more in value where no influence is intended must be reported to and approved by the Senior Officer’s Committee (employees) or the Audit and Compliance Committee (Directors).

Employees and directors of The Bank Holdings/Nevada Security Bank may participate in entertainment and amenities of reasonable cost to facilitate business. Payment by anyone other than the Company/Bank of excessive costs or travel not customary or within acceptable business practice must not be accepted. Any questionable circumstances must be reported to the Senior Officer’s Committee (employees) or the Audit and Compliance Committee (directors).

Tickets for sporting, cultural, or other events purchased by the Company/Bank are to be used in entertaining potential or actual customers, vendors, or others for business purposes only. If it is determined before the event that the tickets will not be used, an officer may offer them to someone else at his or her discretion.

G. External Involvement

While The Bank Holdings/Nevada Security Bank encourages its employees and directors involvement in outside activities, including charitable and political functions, caution should be exercised in making political contributions. All political contribution requests will be directed to and handled by the Chief Executive Officer and at the discretion of the Board of Directors. At no time will employees or directors solicit other employees and directors for political contributions or coerce others into contributing to any organization. Conduct must not give the perception that benefit to The Bank Holdings/Nevada Security Bank or connections are sought or desired.

Additionally, offers to employees of directorship to any outside organization that has or desires a business relationship with The Bank Holdings/Nevada Security Bank, or to any institution within the financial industry, must be reported to Chief Executive Officer prior to acceptance.

Capitalizing on opportunities for personal gain or compensation outside of that provided by The Bank Holdings/Nevada Security Bank for the performance of services for the Company/Bank is strictly prohibited. Employment outside and in addition to employment at the Company/Bank must be reported to the Senior Officer’s Committee.

H.  Consultation

Refer any questions regarding proper code of conduct to an immediate supervisor. Actions or acceptance of gifts that are not specifically mentioned in this policy must be reviewed as to intent and purpose. Employees and directors should ask themselves: “If a situation were to be made public, would my conduct be embarrassing or come into question?”

I.  Conduct of Insiders

12 CFR § 215, or federal Regulation O, defines “insiders” as directors, executive officers, and principal shareholders. These people must take care that their conduct does not violate rules relating to self-dealing and personal gains. At no time are members of this group allowed to take advantage of their position in the Company/Bank for personal profit or influence over credit and other decisions with regard to their business or personal interests.

Directors and officers are prohibited from being involved in the loan approval process of insiders who may benefit directly or indirectly from the decision to grant credit. This prohibition extends to professional relationships with any company or firm receiving remuneration as a result of the decision to grant credit.

Decisions regarding the sale or purchase of Company/Bank assets and services must be made in the best interests of the Company/Bank, with no influence on insiders resulting from gifts, entertainment, or gratuities. All conduct of such business must be at “arm’s length.”

J.  Disclosures

Employees and directors of The Bank Holdings/Nevada Security Bank must make annual disclosures of any relationships, receipt of gifts, compensation, or other situations leading to possible conflicts in the following manner:

Employees/Officers	Report to Senior Officer’s Committee
Directors	Audit and Compliance Committee/Board

Directors, principal shareholders, and executive officers must make annual disclosures to the entire Board of any actual and potential conflicts of interest and any potential conflicts of their related interests.

K.  Employee Accounts

All employees and directors are encouraged to maintain their bank accounts at The Bank Holdings/Nevada Security Bank to allow the Company/Bank to provide service and direct deposit of payroll checks. However, under no circumstances will the Company/Bank pay a rate of interest in excess of the rate available to all customers.

All applicable fees, including overdraft charges, will be assessed on all accounts of directors, principal shareholders, executive officers and employees.  Overdraft fees may be waived only as a result of a Company/Bank error,

L. Consequences of Noncompliance

As previously stated, failure to comply with this policy may result in the termination of employment or directorship. The action taken will be commensurate with the seriousness of the conduct and an evaluation of the situation. All violations of this policy will be brought to the attention of the Board of Directors.

M.  Procedures

Management is responsible for developing and implementing procedures to ensure proper disclosure as required by this policy. Management is also responsible for maintaining documentation of compliance with this policy.

Provide the reporting form, Attachment A, to insiders as a tool for creating an annual report for the Board of Directors regarding business affiliation, community affiliations, financial interests in other banks, bank loans, and employment of family members. The Board of Directors needs this information to monitor the activities of insiders and help them avoid potential conflicts. The Audit and Compliance Committee will review this documentation.

N.  Audit Requirements

The Chief Financial Officer will review documentation for tracking the recordkeeping for the Conflict of Interest/Code of Conduct Policy. Audit procedures will include a review of compliance with policy requirements to ensure compliance with specific policy elements.

The Chief Financial Officer will issue a report of the audit findings and provide a copy of the report to the impacted department/division management and the Audit and Compliance Committee of the Board of Directors.

Attachment A
Confidential Financial Disclosure Report
The Bank Holdings/Nevada Security Bank

This report is a safeguard for you and The Bank Holdings/Nevada Security Bank. It provides a mechanism for determining actual or potential conflicts between your public responsibilities and your private interest and activities.

The primary use of this information is for review by the Board of Directors of The Bank Holdings/Nevada Security Bank to determine compliance with applicable federal conflict of interest laws and regulations. Additional disclosures of the information on this report may be made to the following:

•                  A federal, state or local law enforcement agency if the disclosing agency becomes aware of a violation or potential violation of law or regulation

•                  A court or party in a court or federal administrative proceeding if the government is a party or in order to comply with a judge-issued subpoena

•                  A source when necessary to obtain information relevant to a conflict of interest investigation or decision

•                  A judicial or administrative proceeding, if the information is relevant to the subject matter

This confidential report will not be disclosed to any person requesting unless authorized by the Board of Directors of The Bank Holdings/Nevada Security Bank.	Position
Name

Address
Phone

Employer	Position

Address
Phone

BUSINESS AFFILIATIONS

Name of Business
Type of Business	Position

Name of Business
Type of Business	Position

Name of Business
Type of Business	Position

Name of Business
Type of Business	Position

COMMUNITY AFFILIATIONS

Name of Organization
Type of Organization	Position

Name of Organization
Type of Organization	Position

Name of Organization
Type of Organization	Position

Name of Organization
Type of Organization	Position

FINANCIAL INTERESTS IN COMPANY/BANK

These interests include stock and bonds of commercial banks and bank affiliates (including bank holding companies) and financial interests that result when an employee, spouse, or minor child is the trustee or beneficiary of a trust that holds bank or bank affiliate securities. Ownership interest in mutual funds is reportable if the fund has more than 25% of its assets in commercial bank or bank affiliate securities. Mutual funds that have 25% or less of their assets in commercial bank or bank affiliate securities do not have to be reported.

Owner and relationship to you	Complete name of bank and affiliate	Main office address (city and state)	Nature of financial interest	Date and manner of acquisition

BANK LOANS
(Including Bank Credit Cards)

Name of Bank	Previously Reported

Yes No

Yes No

Yes No

Yes No

Yes No

EMPLOYMENT OF FAMILY MEMBERS

Family member includes:

•                  Spouse, father, mother, brother, sister, child, grandparent, and grandchild of the employee

•                  Father, mother, brother, sister, and grandparent of the employee’s spouse

•                  Spouse of the employee’s father, mother, brother, sister, child, grandparent, and grandchild

•                  Any other member of the employee’s household

Family member’s name and relationship to you	Complete name of bank and affiliate	Main office address (city and state)	Position and work location of family member

I certify that the statements I made on this form and all attached statements are true, complete, and correct to the best of my knowledge.

Signature	Date